EXHIBIT 23.2

                         POPOV & MCCULLOUGH, LLP
------------------------------ATTORNEYS AT LAW---------------------------


                                            Regents Park Financial Centre
                                   4180 La Jolla Village Drive, Suite 315
                                               La Jolla, California 93027
                                                            ------
                                                      Tel: (858) 457-2900
                                                      Fax: (858) 457-2950




                            February 3, 2000





MRI Medical Diagnostics, Inc.
480 Camino Del Rio South
Suite 140
San Diego, California  92108

Gentlemen:

We hereby consent to the use of our name in the Form 10-K to be filed by MRI Medical Diagnostics, Inc. on or about February 1, 2000 in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   POPOV & MCCULLOGH, LLP


                                   /s/ GRETCHEN COWEN

                                   Gretchen Cowen, Esq.

GC/jhr